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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of Quest Medical, Inc. and to the incorporation by reference of our report dated March 14, 1997 with respect to the consolidated financial statements and schedule of Quest Medical, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Dallas, Texas
November 24, 1997